Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
AND UPDATES 2014 EARNINGS GUIDANCE

Highlights include:

•	Record third quarter and year to date results

•	Q3 base business sales growth of 5% and base business gross profit growth of 7%

•	Q3 gross margin improvement of 50 basis points

•	Q3 diluted EPS of $0.78, up 15% over Q3 2013
______________________

COVINGTON, LA. (October 16, 2014) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the third quarter of 2014.

“We are pleased to have finished the third quarter with record results. Our sales benefited from the continuing demand for discretionary products that create and enhance outdoor living areas. Building materials, tile and lighting showed double‑digit sales growth again this quarter. As we wrap up the 2014 season, our solid results reflect the depth of our product offerings backed by our knowledge and our ability to provide exceptional service - a critical factor for our customers,” said Manuel Perez de la Mesa, President and CEO.
Net sales for the quarter ended September 30, 2014 increased 6% to a record $615.5 million compared to $578.2 million in the third quarter of 2013, with base business sales up 5% for the period. Consistent with the first half of the year, replacement and remodel activity continued to drive sales growth in the third quarter.

Gross profit for the third quarter of 2014 increased 8% to a record $176.2 million from $162.6 million in the same period of 2013. Gross profit as a percentage of net sales (gross margin) improved 50 basis points to 28.6% in the third quarter of 2014, reflecting our initiatives to spur margin improvements.

Selling and administrative expenses (operating expenses) increased 8% to $117.8 million in the third quarter of 2014 compared to the third quarter of 2013, with base business operating expenses up 6% for the period. This increase includes higher performance-based incentive compensation expense in 2014 due to comparatively better results versus performance targets this year compared to last, greater employee insurance expense, increased freight costs and continued increases in infrastructure investments such as additional personnel and expenses related to equipment and technology to support sales growth.

Operating income for the quarter increased 10% to $58.5 million compared to the same period in 2013. Operating income as a percentage of net sales (operating margin) was 9.5% for the third quarter of 2014 compared to 9.2% in the third quarter of 2013.

Net income attributable to Pool Corporation increased 8% to a record $34.8 million in the third quarter of 2014, compared to $32.3 million for the third quarter of 2013. Earnings per share was up $0.10, or 15%, to a record $0.78 per diluted share for the three months ended September 30, 2014 versus $0.68 per diluted share for the comparable period in 2013.

Net sales for the nine months ended September 30, 2014 increased 8% to a record $1,870.1 million from $1,738.9 million in the comparable 2013 period, with much of this growth coming from improvement in base business sales. Gross margin increased 20 basis points to 28.7% in the first nine months of 2014 from 28.5% for the same period last year.

Operating expenses were up 8% compared to the first nine months of 2013, with base business operating expenses up 6%. Operating income for the first nine months of 2014 increased 10% to $189.6 million compared to $172.3 million in the same period last year.

Earnings per share for the first nine months of 2014 increased 15% to a record $2.47 per diluted share on net income attributable to Pool Corporation of $112.9 million, compared to $2.14 per diluted share on net income attributable to Pool Corporation of $102.3 million in the comparable 2013 period.

On the balance sheet, total net receivables, including pledged receivables, and net inventory levels increased 15% and 13%, respectively, compared to September 30, 2013. Total debt outstanding at September 30, 2014 was $393.7 million, up 51% compared to September 30, 2013.

Cash provided by operations was $37.2 million for the first nine months of 2014 compared to $53.8 million for the first nine months of 2013. Adjusted EBITDA (as defined in the addendum to this release) was $64.6 million and $58.9 million for the third quarter of 2014 and 2013, respectively, and $207.9 million and $188.7 million for the first nine months of 2014 and 2013, respectively.

“As we enter our seasonally slower fourth quarter, we remain on target with earlier projections and are tightening our 2014 earnings guidance to a range of $2.38 to $2.43 per diluted share from the $2.35 to $2.45 per diluted share guidance range provided at the onset of the year. We believe our success reflects the initiative and perseverance of our team, consistently raising the standards of performance in our industry,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 329 sales centers in North America, Europe, South America and Australia through which it distributes more than 160,000 national brand and private label products to more than 80,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net sales	$615,536	$578,157	$1,870,120	$1,738,911
Cost of sales	439,292	415,600	1,332,800	1,243,427
Gross profit	176,244	162,557	537,320	495,484
Percent	28.6%	28.1%	28.7%	28.5%

Selling and administrative expenses	117,787	109,182	347,718	323,184
Operating income	58,457	53,375	189,602	172,300
Percent	9.5%	9.2%	10.1%	9.9%

Interest expense, net	1,864	1,544	5,691	5,239
Income before income taxes and equity earnings (loss)	56,593	51,831	183,911	167,061
Provision for income taxes	21,711	19,496	71,111	64,808
Equity earnings (loss) in unconsolidated investments	76	(3)	209	52
Net income	34,958	32,332	113,009	102,305
Less: net income attributable to noncontrolling interest	(122)	—	(122)	—
Net income attributable to Pool Corporation	$34,836	$32,332	$112,887	$102,305

Earnings per share:
Basic	$0.80	$0.70	$2.53	$2.20
Diluted	$0.78	$0.68	$2.47	$2.14
Weighted average shares outstanding:
Basic	43,756	46,380	44,563	46,475
Diluted	44,864	47,598	45,730	47,720

Cash dividends declared per common share	$0.22	$0.19	$0.63	$0.54

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2014	2013	$	%

Assets
Current assets:
Cash and cash equivalents	$14,455	$24,222	$(9,767)	(40)%
Receivables, net	69,847	180,898	(111,051)	(61)
Receivables pledged under receivables facility	137,318	—	137,318	100
Product inventories, net	414,331	365,596	48,735	13
Prepaid expenses and other current assets	10,561	9,474	1,087	11
Deferred income taxes	5,378	3,742	1,636	44
Total current assets	651,890	583,932	67,958	12

Property and equipment, net	57,260	51,537	5,723	11
Goodwill	174,607	169,983	4,624	3
Other intangible assets, net	12,433	10,390	2,043	20
Equity interest investments	1,289	1,112	177	16
Other assets, net	11,757	9,920	1,837	19
Total assets	$909,236	$826,874	$82,362	10%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$154,511	$142,777	$11,734	8%
Accrued expenses and other current liabilities	75,222	64,737	10,485	16
Current portion of long-term debt and other long-term liabilities	2,618	15	2,603	>100
Total current liabilities	232,351	207,529	24,822	12

Deferred income taxes	19,934	15,463	4,471	29
Long-term debt	391,120	260,432	130,688	50
Other long-term liabilities	10,027	7,619	2,408	32
Total liabilities	653,432	491,043	162,389	33
Redeemable noncontrolling interest	3,144	—	3,144	100
Total stockholders’ equity	252,660	335,831	(83,171)	(25)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$909,236	$826,874	$82,362	10%
__________________

1.	The allowance for doubtful accounts was $4.3 million at September 30, 2014 and $4.5 million at September 30, 2013.

2.	The inventory reserve was $8.3 million at September 30, 2014 and $8.7 million at September 30, 2013.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2014	2013	Change
Operating activities
Net income	$113,009	$102,305	$10,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,749	9,716	1,033
Amortization	1,075	922	153
Share-based compensation	6,854	6,090	764
Excess tax benefits from share-based compensation	(4,141)	(4,367)	226
Equity earnings in unconsolidated investments	(209)	(52)	(157)
Other	(727)	(194)	(533)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(79,891)	(65,638)	(14,253)
Product inventories	19,262	34,709	(15,447)
Prepaid expenses and other assets	(1,212)	1,063	(2,275)
Accounts payable	(61,544)	(57,641)	(3,903)
Accrued expenses and other current liabilities	33,995	26,933	7,062
Net cash provided by operating activities	37,220	53,846	(16,626)

Investing activities
Acquisition of businesses, net of cash acquired	(9,381)	(1,244)	(8,137)
Purchase of property and equipment, net of sale proceeds	(14,687)	(14,407)	(280)
Other investments, net	133	76	57
Net cash used in investing activities	(23,935)	(15,575)	(8,360)

Financing activities
Proceeds from revolving line of credit	658,720	596,642	62,078
Payments on revolving line of credit	(542,018)	(567,092)	25,074
Proceeds from asset-backed financing	121,600	—	121,600
Payments on asset-backed financing	(93,600)	—	(93,600)
Proceeds from long-term debt and other long-term liabilities	1,621	—	1,621
Payments on long-term debt and other long-term liabilities	—	(10)	10
Payments of deferred financing costs	(7)	(754)	747
Excess tax benefits from share-based compensation	4,141	4,367	(226)
Proceeds from stock issued under share-based compensation plans	8,090	19,040	(10,950)
Payments of cash dividends	(28,075)	(25,120)	(2,955)
Purchases of treasury stock	(135,155)	(53,027)	(82,128)
Net cash used in financing activities	(4,683)	(25,954)	21,271
Effect of exchange rate changes on cash and cash equivalents	(2,153)	(558)	(1,595)
Change in cash and cash equivalents	6,449	11,759	(5,310)
Cash and cash equivalents at beginning of period	8,006	12,463	(4,457)
Cash and cash equivalents at end of period	$14,455	$24,222	$(9,767)

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
Net sales	$607,469	$577,731	$8,067	$426	$615,536	$578,157

Gross profit	173,461	162,440	2,783	117	176,244	162,557
Gross margin	28.6%	28.1%	34.5%	27.5%	28.6%	28.1%

Operating expenses	115,175	109,019	2,612	163	117,787	109,182
Expenses as a % of net sales	19.0%	18.9%	32.4%	38.3%	19.1%	18.9%

Operating income (loss)	58,286	53,421	171	(46)	58,457	53,375
Operating margin	9.6%	9.2%	2.1%	(10.8)%	9.5%	9.2%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
Net sales	$1,853,294	$1,737,147	$16,826	$1,764	$1,870,120	$1,738,911

Gross profit	531,624	494,991	5,696	493	537,320	495,484
Gross margin	28.7%	28.5%	33.9%	27.9%	28.7%	28.5%

Operating expenses	342,532	322,546	5,186	638	347,718	323,184
Expenses as a % of net sales	18.5%	18.6%	30.8%	36.2%	18.6%	18.6%

Operating income (loss)	189,092	172,445	510	(145)	189,602	172,300
Operating margin	10.2%	9.9%	3.0%	(8.2)%	10.1%	9.9%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Pool Systems Pty. Ltd.	July 2014	3	August - September 2014
DFW Stone Supply, LLC (1)	March 2014	2	March - September 2014
Atlantic Chemical & Aquatics Inc. (1)	February 2014	2	February - September 2014
B. Shapiro Supply, LLC (1)	May 2013	1	January - July 2014 and May - July 2013
Swimming Pool Supply Center, Inc. (1)	March 2013	1	January - May 2014 and March - May 2013
(1)    We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first nine months of 2014:

December 31, 2013	321
Acquired locations	7
New locations	2
Consolidated locations	(1)
September 30, 2014	329

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non‑cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net income or loss attributable to Pool Corporation, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2014	2013	2014	2013
Net income	$34,958	$32,332	$113,009	$102,305
Add:
Interest expense (1)	1,864	1,544	5,691	5,239
Provision for income taxes	21,711	19,496	71,111	64,808
Share-based compensation	2,197	1,979	6,854	6,090
Equity (earnings) loss in unconsolidated investments	(76)	3	(209)	(52)
Depreciation	3,728	3,378	10,749	9,716
Amortization (2)	246	203	676	632
Adjusted EBITDA	$64,628	$58,935	$207,881	$188,738

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $133 and $97 for the three months ended September 30, 2014 and September 30, 2013, respectively, and $399 and $290 for the nine months ended September 30, 2014 and September 30, 2013, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$64,628	$58,935	$207,881	$188,738
Add:
Interest expense, net of interest income	(1,731)	(1,447)	(5,292)	(4,949)
Provision for income taxes	(21,711)	(19,496)	(71,111)	(64,808)
Excess tax benefits from share-based compensation	(221)	(1,180)	(4,141)	(4,367)
Other	(654)	1,439	(727)	(194)
Change in operating assets and liabilities	47,797	48,573	(89,390)	(60,574)
Net cash provided by operating activities	$88,108	$86,824	$37,220	$53,846